Exhibit 10.14
SECOND AMENDMENT
TO THE
MOOG INC. 2014 LONG TERM INCENTIVE PLAN

WHEREAS, the Moog Inc. 2014 Long Term Incentive Plan (the “Plan”) was adopted effective January 7, 2015; and
WHEREAS, the Board of Directors of Moog Inc. (the “Board”) reserved the right under Section 21 of the Plan to amend the Plan; and
WHEREAS, the Board now wishes to amend the Plan to change the method of determining the fair market value of shares of the Class B Common Stock under the Plan;
NOW, THEREFORE, the Plan is hereby amended, effective with respect to grants, exercise, settlement or vesting of Awards on or after November 15, 2016, as follows:
1.    Section 2(p) is amended by deleting subsection (1) in its entirety and replacing it as follows:
“(1)    If the Company Stock is listed for trading on a national securities exchange,

    (i)    with respect to grant dates of Awards, the Fair Market Value of the Class A Common Stock will be the closing price per share of the Class A Common Stock on the exchange on the last trading day immediately preceding the grant date, and the Fair Market value of the Class B Common Stock will be the closing price per share of the Class B Common Stock on the exchange on the last trading day immediately preceding the grant date; and

    (ii)    with respect to the exercise dates of SARs and Options, the Fair Market Value of the Class A Common Stock will be the closing price per share of the Class A Common Stock on the exchange on the last trading day immediately preceding the exercise date, and the Fair Market Value of the Class B Common Stock will be the closing price per share of the Class B Common Stock on the exchange on the last trading day immediately preceding the exercise date.”

2.    Section 2(p) is amended by adding the following subsection (4) to the end thereof:
“(4)    For purposes of tax reporting with respect to Awards, the Fair Market Value of the shares of Class A and Class B Common Stock granted, exercised, issued or vesting will be based, subject to subsections (2) and (3), on the closing price per share of the Common Stock on the exchange on the last trading day immediately preceding the date of grant, exercise, settlement or vesting of the Award, as the case may be.”

3.    In all other respects the Plan remains unchanged.

Exhibit 10.14
                                Moog Inc.

Dated: November 15, 2016                By: _________________________

Approved by Resolution of the Board of Directors adopted dated November 15, 2016